SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING APRIL 30, 2001
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1996-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables................$ 63,232,328.52
                                                                 ---------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$  6,991,636.26
                                                                 ---------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.......................................$     408,771.37
                                                                 --------------

      4.  The aggregate amount of Servicer Interchange...........$   408,771.37
                                                                 --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1996-A Certificates................................... $ 6,991,636.26
                                                                 --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1996-A  Certificates...................................$ 63,232,328.52
                                                                 ---------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1996-A Certificates.........................$         0.00
                                                                 --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$          0.00
                                                                  --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 40,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  1,779,988.28
                                                                  --------------

         (ii) Class B Certificateholders.........................$    139,509.64
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    175,248.61
                                                                  --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  1,779,988.28
                                                                  --------------

         (ii) Class B Certificateholders ........................$    139,509.64
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    175,248.61
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1996-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 10th day of May, 2001.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ VICTORIA J. JAHANBANI
                                      --------------------------------------
                                      Name:  Victoria J. Jahanbani
                                      Title: Vice President